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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event)          November 19, 1996


                               HARSCO CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                      1-3970                23-1483991
(State or other jurisdiction        (Commission            (I.R.S. Employer
of incorporation)                    File Number)           Identification
                                                            Number)

350 POPLAR CHURCH ROAD
CAMP HILL, PENNSYLVANIA                                           17001-8888
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:         (717) 763-7064


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Item 5.  Other Events:

Declaration of Two-For-One Common Stock Split

         The Company declared a two-for-one stock split of its outstanding Common Stock, par value of $1.25 per share (the "Common Stock"), including shares held as treasury stock. The two-for-one stock split (the "Stock Split") shall be payable February 14, 1997, to the shareholders of record at the close of business on January 15, 1997.

         In connection with the Stock Split, the Company intends to issue and list on The New York Stock Exchange, Inc. and The Pacific Stock Exchange, Inc., approximately 35,000,000 additional shares of Common Stock. Stockholders will not have to surrender their present stock certificates, which will continue to represent the same number of shares of Common Stock. Certificates for the additional shares of Common Stock will be mailed to stockholders on February 14, 1997.

       No preferred stock has been issued other than the preferred stock rights for a Series A Junior Participating Cumulative Preferred Stock distributed by the Company in September 1987 for each outstanding share of Common Stock. These rights shall be adjusted pursuant to the Rights Agreement between the Company and The Chase Manhattan Bank, N.A. such that following distribution of the split shares, each share of Common Stock shall have one-half of a right associated with it, and the other terms will remain unchanged.

       A copy of the press release issued by the Company on November 19, 1996 is attached hereto as Exhibit A and incorporated herein.


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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  HARSCO CORPORATION
                                                     (Registrant)

Date:  November 27, 1996                   By:    /s/ Paul C. Coppock
                                                  -------------------

                                                  Paul C. Coppock
                                                  Senior Vice President,
                                                  Chief Administrative Officer,
                                                  General Counsel and Secretary


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